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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                                  MARCH 5, 1997
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                               STAGE STORES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        Delaware                    000-21011                76-0407711
     (STATE OR OTHER               (COMMISSION              (IRS EMPLOYER
     JURISDICTION OF               FILE NUMBER)             IDENTIFICATION
     INCORPORATION)                                              NO.)

                     10201 Main Street, Houston, Texas 77025
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (713) 667-5601
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
             (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5. OTHER EVENTS.

      On March 5, 1997, Stage Stores, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") and a Termination Option Agreement with C.R. Anthony Company, an Oklahoma Corporation ("C.R. Anthony"). Pursuant to the Agreement, either a wholly-owned subsidiary of the Company would merge with and into C.R. Anthony or C.R. Anthony would merge with and into a wholly-owned subsidiary of the Company. Each share of C.R. Anthony's $0.01 par value common stock will be converted into the right to receive shares of the Company's $0.01 par value common stock and cash based on a formula in the Agreement representing, in the aggregate, at least $8.00 in value. The consummation of the transaction is subject to certain conditions, including approval by the shareholders of C.R. Anthony.

      A joint press release announcing the actions described above was issued on March 5, 1997 and is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial Statements:

          Not applicable.

      (b) Pro Forma Financial Information:

          Not applicable.

      (c) Exhibits:

             2.1 Agreement and Plan of Merger, dated as of March 5, 1997, between Stage Stores, Inc. and C.R. Anthony Company.

            10.1 Termination Option Agreement, dated as of March 5, 1997, between Stage Stores, Inc. and C.R. Anthony Company.

            99.1 Joint Press Release dated March 5, 1997 issued by the Stage Stores, Inc. and C.R. Anthony Company.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   STAGE STORES, INC.

MARCH 6, 1997                                  /s/ CHARLES M. SLEDGE
(Date)                                             Charles M. Sledge
                                                   Vice President and Controller